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EXHIBIT 23.3

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        We consent to the incorporation by reference to the Registration Statement of Univision Communications Inc. on Form S-3, filed on or about December 5, 2003, of our report on the consolidated financial statements of Entravision Communications Corporation, dated February 7, 2003, appearing in the Annual Report on Form 10-K of Univision Communications Inc. for the year ended December 31, 2002, as amended by Form 10-K/A filed on March 27, 2003. We also consent to the reference to our firm under the caption "Experts" appearing in this Registration Statement.

/s/ MCGLADREY & PULLEN, LLP
Pasadena, California December 4, 2003

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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS